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                                                                   EXHIBIT 21.01

                SUBSIDIARIES OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION                                              STATE OF INCORPORATION
- -----------                                             -----------------------
Sid Tool Co., Inc.......................................          New York
Primeline International, Inc............................          New York
Kaja Productions, Inc...................................          New York
Cut-Rite Tool Corp......................................           Florida
D.T.C. Tool Corp........................................           Florida
Swiss Precision Instruments, Inc........................         California